UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2020

DASAN ZHONE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7195 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

4822-2909-5351.3

Item 1.02 Termination of a Material Definitive Agreement.

On March 26, 2020, DASAN Zhone Solutions, Inc. (the “Company”) repaid all outstanding principal and accrued but unpaid interest under the Revolving Credit, Term Loan, Guaranty and Security Agreement and that certain Export-Import Revolving Credit, Guaranty and Security Agreement (such agreements, the “PNC Credit Facilities”), in each case by and among the Company, ZTI Merger Subsidiary III, Inc., a wholly owned subsidiary of the Company, certain direct and indirect subsidiaries of the Company, as guarantors, PNC Bank, National Association (“PNC Bank”) and Citibank, N.A., as lenders, and PNC Bank as agent for the lenders. As a result of the repayment, all security interests and other liens granted to or held by the lenders and all guaranties made in favor of the lenders pursuant to the PNC Credit Facilities were terminated and released.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020	DASAN Zhone Solutions, Inc.

	By:	/s/ Thomas J. Cancro
Thomas J. Cancro
Chief Financial Officer and Treasurer, (Principal Financial and Accounting Officer)